MEMBERSHIP PLEDGE AGREEMENT

THIS MEMBERSHIP PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of July 31, 2013 is made by and between Xcel Brands, Inc., a Delaware corporation (“Pledgor”), and Bank Hapoalim B.M. (“Lender”).

BACKGROUND

IM Brands, LLC, a Delaware limited liability company (“Borrower”) delivered to Lender a Promissory Note dated as of the date hereof (as the same may be amended or otherwise modified from time to time, the “Note”) pursuant to which Lender will make a $13,000,000 loan (the “Loan”) to Borrower.

Pledgor is the legal and beneficial owner of the Pledged Interests (as hereinafter defined).

In order to induce Lender to make the Loan evidenced by the Note, Pledgor has agreed to execute and deliver this Pledge Agreement.

NOW, THEREFORE, in consideration of the premises and to induce Lender to make the Loan, Pledgor hereby agrees with Lender as follows:

1.           Defined Terms.

(a)           The following terms which are defined in the Code (as defined below) are used herein as so defined: Accounts, Chattel Paper, General Intangibles and Instruments.

(b)           Capitalized terms used herein which are not defined in this Pledge Agreement shall have the meanings given to them in the Note.

(c)           The following terms shall have the following meanings:

“Code”: the Uniform Commercial Code from time to time in effect in the State of New York.

“Collateral”: (i) the Pledged Interests, (ii) all General Intangibles arising out of the Operating Agreement in respect of the Pledged Interests, (iii) all Accounts arising out of the Operating Agreement in respect of the Pledged Interests, and (iv) to the extent not otherwise included, all Proceeds of any and all of the foregoing.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Event of Default”: as defined in Section 8.

“Excluded Swap Obligation”: with respect to Pledgor, any Swap Obligation if, and to the extent that, all or a portion of the grant by Pledgor of a security interest to secure such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of Pledgor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the grant of such security interest becomes effective with respect to such Swap Obligation (or guaranty thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such security interest is or becomes illegal.

“Guaranty” means the Guaranty of even date herewith made by Pledgor in favor of Lender, as the same may be amended or otherwise modified from time to time.

“Operating Agreement”: the Operating Agreement of Borrower dated as of April 1, 2011, as amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof.

“Person” means an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

“Pledged Interests”: all of the limited liability interest in Borrower, including, without limitation, all of Pledgor’s right, title and interest to participate in the operation or management of Borrower, if any, and all of Pledgor’s rights to properties, assets, membership interests and distributions under the Operating Agreement, if any, together with all certificates, options or rights of any nature whatsoever that may be issued or granted by Borrower to Pledgor in respect of Pledged Interests and any other limited liability company interest obtained by Pledgor in Borrower during the term hereof.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Interests, collections thereon or distributions with respect thereto.

“Secured Obligations”: all of the indebtedness, obligations and liabilities of Borrower to Lender, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of any of the Loan Documents, all Obligations under and as defined in the Guaranty and all of Pledgor’s obligations under this Pledge Agreement provided that Secured Obligations shall in no event include Excluded Swap Obligations.

“Swap Obligation”: with respect to Pledgor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

2.           Pledge; Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, Pledgor hereby transfers and assigns to Lender all of the Pledged Interests and hereby grants to Lender a first priority security interest in the Collateral.

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3.           Delivery to Lender.

(a)           Pledgor shall deliver to Lender (i) promptly (but in any event within three (3) Business Days of receipt thereof by Pledgor) following delivery of such certificates to Pledgor from its existing lenders, all certificates representing the Pledged Interests and (ii) promptly upon the receipt thereof by or on behalf of Pledgor, all other certificates and instruments constituting Collateral. Prior to delivery to Lender, all such certificates and instruments constituting Collateral shall be held in trust by Pledgor for the benefit of Lender pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Schedule 1 attached hereto.

(b)           If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to Lender, duly endorsed in a manner reasonably satisfactory to Lender, to be held as Collateral pursuant to this Pledge Agreement.

(c)           Pledgor authorizes Lender to file such UCC or other applicable financing statements as may be required by Lender in order to perfect and protect the security interest created hereby in the Collateral.

(d)           Pledgor agrees to execute and deliver to Lender such other consents, acknowledgments, agreements, instruments and documentation as Lender may reasonably request from time to time to effectuate the conveyance, transfer, assignment and grant to Lender of all of such Pledgor’s right, title and interest in and to the Collateral and any distributions with respect thereto.

4.           Representations and Warranties. Pledgor represents and warrants to Lender that, as of the date hereof:

(a)           The Pledged Interests constitute all of Pledgor’s limited liability company interests or other beneficial interests of any kind in Borrower and accurately reflects the ownership interest of Pledgor in Borrower.

(b)           All required equity contributions to Borrower by Pledgor have been made in connection with the Pledged Interests.

(c)           Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests, free of any and all Liens or options in favor of, or claims of, any other Person, except for the security interest created by this Pledge Agreement.

(d)           So long as done in accordance with laws affecting the offering and sale of securities and the Uniform Commercial Code in the applicable jurisdiction, the exercise by Lender of its rights and remedies hereunder will not violate any material contractual restriction or, to the best of Pledgor’s knowledge, any law or governmental regulation, in each case, binding on or affecting Pledgor or any of its property.

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(e)           No authorization, approval or action by, and no notice of filing with Borrower is required either (i) for the pledge made by Pledgor or for the granting of the security interest by Pledgor pursuant to this Pledge Agreement or (ii) to the best of Pledgor’s knowledge, for the exercise by Lender of its rights and remedies hereunder (except as may be required by the Uniform Commercial Code in the applicable jurisdiction or laws affecting the offering and sale of securities).

5.           Covenants. Pledgor covenants and agrees with Lender that:

(a)           If Pledgor shall, as a result of its ownership of the Pledged Interests, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Interests, or otherwise in respect thereof, Pledgor shall accept the same as the agent of Lender, hold the same in trust for Lender and deliver the same forthwith to Lender in the exact form received, duly endorsed by Pledgor to Lender, if required, together with duly executed instruments of transfer or assignments in blank, substantially in the form provided Schedule 1 attached hereto to be held by Lender, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Interests as a dividend or other distribution or upon the liquidation or dissolution of Borrower shall be paid over to Lender to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Interests or any property shall be distributed upon or with respect to the Pledged Interests pursuant to any recapitalization, reclassification or reorganization of Borrower, the property so distributed shall be delivered to Lender to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Interests shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Lender, hold such money or property in trust for Lenders, segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations.

(b)           Pledgor will not (1) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or any portion thereof, (2) create, incur or permit to exist any security interest, encumbrance, lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Pledge Agreement or (3) enter into any agreement or undertaking restricting the right or ability of Pledgor to sell, assign or transfer any of the Collateral.

(c)           Pledgor shall warrant and defend title to and ownership of the Collateral at his own expense against the claims and demands of all other parties claiming an interest therein, shall maintain the security interest created by this Pledge Agreement as a first priority security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions at his expense as Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted.

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(d)           Pledgor shall not amend the Operating Agreement.

6.           Voting Rights. Unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to exercise all voting and company rights with respect to the Pledged Interests; provided, however, that no vote shall be cast or company right exercised or other action taken which, in Lender’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Loan Documents.

7.           Rights of Lender. If an Event of Default shall occur and be continuing, at Lender’s option, (1) Lender shall have the right to receive any and all cash dividends or other distributions paid in respect of the Pledged Interests and to make application thereof as provided in Section 9(a), and (2) the Pledged Interests shall be registered in the name of Lender or its nominee, and Lender or its nominee may thereafter exercise (A) all voting and other rights pertaining to the Pledged Interests at any meeting of owners of Borrower or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the company structure of Borrower, or upon the exercise by Pledgor or Lender of any right, privilege or option pertaining to the Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), all without liability except to account for property actually received by it, but Lender shall have no duty to Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

8.           Events of Default: An Event of Default (as defined in the Loan Documents or any other Loan Document) shall constitute an Event of Default hereunder.

9.           Remedies.

(a)           If an Event of Default shall have occurred and be continuing, at any time at Lender’s election, Lender may apply all or any part of Proceeds held by Lender in payment of the Secured Obligations in such order as Lender may elect.

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(b)           If an Event of Default shall have occurred and be continuing, Lender may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Lender, without resort to any other collateral or remedy under any Loan Document or demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgor or any other Person (including without limitation Borrower) (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or its rights hereunder, including, without limitation, actual and reasonable attorneys’ fees and disbursements of counsel to Lender, to the payment in whole or in part of the Secured Obligations, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required by any provision of law, including, without limitation, Section 9-615 of the Code, need Lender account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Lender arising out of the exercise by it of any rights hereunder except for any claim, damage or demand arising from the gross negligence or willful misconduct of Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given in writing at least ten (10) days before such sale or other disposition. Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by Lender to collect such deficiency.

10.           Irrevocable Authorization and Instruction to Borrower. Pledgor hereby authorizes and instructs Borrower to comply with any instruction received by Pledgor from Lender in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that Borrower shall be fully protected in so complying.

11.           Appointment as Attorney-in-Fact.

(a)           Pledgor hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as his true and lawful limited attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor and in Lender’s own name to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsement, assignment or other instruments of transfer, but Lender may act pursuant to this power-of-attorney only if an Event of Default is continuing.

(b)           All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interests created hereby are released.

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12.           Duty of Lender. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Lender deals with similar securities and property for its own account. Neither Lender nor any of its directors, officers, employees or agent shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

13.           Execution of Financing Statements. Pledgor authorizes Lender to file financing statements with respect to the Collateral without the signature of Pledgor in such form and in such filing offices as Lender reasonably determines necessary to perfect the security interests of Lender under this Pledge Agreement.

14.           Indemnification. Pledgor hereby agrees to indemnify, defend and hold Lender and its successors and assigns, harmless from and against any and all actual damages (and not special, consequential, exemplary or punitive damages), losses, claims, costs or expenses (including reasonable attorneys’ fees) and any other liabilities whatsoever that Lender or its successors or assigns may incur by reason of this Pledge Agreement or by reason of any assignment of Pledgor’s right, title and interest in and to any or all of the Collateral, except for damages, losses, claims, costs or expenses (including reasonable attorneys’ fees) or other liabilities arising out the gross negligence or willful misconduct of Lender.

15.           Consent and Waiver. Pledgor agrees that, without the prior written consent of Lender, Pledgor shall not take any action that would operate to dilute the interest of Pledgor in Borrower. Pledgor further hereby expressly waives any and all rights under the Operating Agreement which, whether exercised by Pledgor or not, would prevent, inhibit or interfere with the granting of a security interest in the Collateral, the foreclosure of such security interest in the Collateral by Lender or the full realization by Lender of any of its other rights under this Pledge Agreement. Pledgor agrees that any assignee of the Pledged Interests shall not be liable for the obligations and liabilities of Pledgor with respect to Borrower arising before such assignee’s admission to Borrower, except to the extent required by law.

16.           Notices. All notices, requests and demands and other communications hereunder, shall be in writing and shall be deemed to have been sufficiently given when received (whether by delivery or deposit in the mail), addressed as follows:

if to Pledgor:	Xcel Brands, Inc. 475 Tenth Avenue New York, New York 10018 Attention: James Haran Facsimile No.: (347) 436-9178

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with copies to:	Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174-0208 Attention: Robert Mittman, Esq. Facsimile No.: (917) 332-3711

and, if to Lender, as follows:	Bank Hapoalim B.M. 1177 Avenue of the Americans New York, New York 10036 Attention: Mitchell Barnett Facsimile No.: (212) 782-2345

With copies to:	Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Attn: Miriam L. Cohen, Esq. Facsimile No.: {212) 401-4717

Either party may change the persons to whom notices are to be sent or its/his address to other locations by notice to the other party, provided, however, that in no event shall more than two copies of any notice be required to be sent.

17.           Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.           Amendments in Writing; No Waiver; Cumulative Remedies.

(a)           None of the terms or provisions of this Pledge Agreement may be waived, amended, restated, supplemented or otherwise modified except by a written instrument executed by Pledgor and Lender, provided that any provision of this Pledge Agreement may be waived by Lender in a letter or agreement executed by Lender or by facsimile transmission from Lender.

(b)           Lender shall not by any act (except by a written instrument pursuant to Section 18(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion.

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(c)           The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

19.           Section Headings. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

20.           Successors and Assigns. This Pledge Agreement shall be binding upon the heirs, administrators, successors and permitted assigns of Pledgor and shall inure to the benefit of Lender and its successors and permitted assigns, provided that Pledgor may not assign his rights or obligations under this Pledge Agreement and any such purported assignment shall be null and void.

21.           Governing Law. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS RULES.

22.           Submission to Jurisdiction; Waiver of Jury Trial. EACH OF PLEDGOR AND LENDER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT AND EACH OF PLEDGOR AND LENDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS WITH RESPECT TO THE COLLATERAL AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO EXERCISE RIGHTS AND REMEDIES WITH RESPECT TO THE COLLATERAL. PLEDGOR AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PLEDGE AGREEMENT OR THE RELATIONSHIPS ESTABLISHED THEREUNDER.

23.           Venue. The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement brought in the courts referred to in Section 23 above and hereby further irrevocable waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

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24.           Termination. This Pledge Agreement, and the assignments, pledges and security interests created or granted hereby, shall automatically terminate when all Secured Obligations shall have been paid in full. Notwithstanding the foregoing, Pledgor agrees that if any payment made and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by Lender to Pledgor or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any lien or other collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any lien or other Collateral securing the obligations of Pledgor in respect of the amount of such payment.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

XCEL BRANDS, INC.

By:	/s/ James F. Haran
Name: James F. Haran
Title: Chief Financial Officer

BANK HAPOALIM B.M.

By:	/s/ Mitchell Barnett
Name: Mitchell Barnett
Title: Senior Vice President

By:	/s/ Lavea Eisenberg
Name: Lavea Eisenberg Barnett
Title: First Vice President

SIGNATURE PAGE TO MEMBERSHIP PLEDGE AGREEMENT

SCHEDULE 1

IRREVOCABLE TRANSFER POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to _________________________________________________________________ the following equity interest in IM Brands, LLC, a Delaware limited liability company.

Certificate No.	No. of Units/Interests

and irrevocably appoints

his agent and attorney-in-fact to transfer all or any part of such equity interest and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this transfer power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the operating agreement of the subject limited liability company, to the extent they may from time to time exist.

Date:	XCEL BRANDS, INC.

Witness by:	By:
Name:
Title: